Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of LiquidValue Development Inc. (the “Company”) for the three month period ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 11, 2025	/s/ Fai H. Chan
Fai H. Chan
Co-Chief Executive Officer, Director
(Principal Executive Officer)

Date: August 11, 2025	/s/ Moe T. Chan
Moe T. Chan
Co-Chief Executive Officer, Director
(Principal Executive Officer)

Date: August 11, 2025	/s/ Rongguo (Ronald) Wei
Rongguo (Ronald) Wei
Co-Chief Financial Officer
(Principal Financial Officer)

Date: August 11, 2025	/s/ Alan W. L. Lui
Alan W. L. Lui
Co-Chief Financial Officer
(Principal Financial Officer)